PRESS RELEASE

Global Payments Reports Results for Third Quarter 2019
and Increases 2019 Outlook

ATLANTA, October 31, 2019 -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2019.
"We delivered another terrific quarter of double digit growth, continuing our track record of outstanding execution," said Jeff Sloan, Chief Executive Officer. "We are also delighted to have closed our industry defining partnership with TSYS, and our ongoing integration work provides us with the confidence to now raise our synergy expectations for the combination."
"And we are further advancing our technology-enabled strategies and solidifying our leadership position in payments globally. Our new partnerships with Desjardins, one of Canada’s leading financial institutions, and Citi, among the largest money center banks globally, validate our pure play payments focus," Sloan continued. "We look forward to many more successes at the new Global Payments with our colleagues and partners."

Third Quarter 2019 Summary

•
GAAP revenues were $1.106 billion, compared to $857.7 million in the third quarter of 2018; diluted earnings per share were $0.54 compared to $1.11 in the prior year; and operating margin was 15.7% compared to 26.0% in 2018.

•	Adjusted net revenue plus network fees grew 27.4% to $1.306 billion, compared to $1.025 billion in 2018.

•	Adjusted earnings per share grew 18.1% to $1.70, compared to $1.44 in 2018.

•	Adjusted operating margin expanded 80 basis points to 33.8%.

“We are excited to have successfully finalized our merger with TSYS, our largest transaction to date,” stated Cameron Bready, President and Chief Operating Officer. “We are already making significant progress on the integration of our two leading pure play payments businesses and now expect to realize annual run-rate revenue synergies of at least $125 million and annual run-rate expense synergies of at least $325 million within three years. We could not be more optimistic about the future ahead as we build on our competitive advantages and payments leadership position.”

2019 Outlook
“We are pleased with our outstanding financial results in the third quarter,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “We now expect adjusted net revenue plus network fees for 2019 to range from $5.60 billion to $5.63 billion, reflecting growth of 41% to 42% over 2018. We are also increasing our 2019 outlook for adjusted earnings per share to a range of $6.12 to $6.20, reflecting growth of 18% to 20% over 2018,” Todd concluded.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable December 27, 2019 to shareholders of record as of December 13, 2019.

Conference Call
Global Payments’ management will host a conference call today, October 31, 2019 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income, operating income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels in many markets around the world.
Headquartered in Georgia with over 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayments), LinkedIn and Facebook.

Forward-Looking Statements
Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Global Payments operates, beliefs of and assumptions made by Global Payments management, and the anticipated outcome and benefits of the merger of Global Payments and TSYS, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “estimates,” “forecasts,” “projects,” “plans,” “may,” “could,” “should,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the merger transaction, including expected future financial and operating results and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future —including statements relating to projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; statements of plans and objectives of Global Payments or its management or Board of Directors, including those relating to products or services; and statements of future economic performance — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.
Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the outcome of any legal proceedings that may be instituted against Global Payments or its or TSYS’ current or former directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the merger or integration that will harm Global Payments’ business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the merger, including as it relates to the businesses’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments to maintain Visa and MasterCard registration and financial institution sponsorship; the ability of Global Payments to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the merger, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the transaction; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Global Payments operates; increased competition in the markets in which Global Payments operates and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and, cybersecurity laws and regulations; and events beyond Global Payments’ control, such as acts of terrorism. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and Global Payments undertakes no obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Global Payments’ annual report on Form 10-K for the year ended December 31, 2018, under the caption “Risk Factors” in Global Payments’ Registration Statement on Form S-4 filed in connection with our merger with TSYS and in other documents that Global Payments files with the SEC, which are available at www.sec.gov.
As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		404-985-5576

SCHEDULE 1
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change

Revenues	$1,105,941	$857,670	28.9%	$2,924,131	$2,485,811	17.6%

Operating expenses:
Cost of service	427,720	265,013	61.4%	1,035,225	781,943	32.4%
Selling, general and administrative	504,184	369,495	36.5%	1,293,651	1,133,799	14.1%
	931,904	634,508	46.9%	2,328,876	1,915,742	21.6%

Operating income	174,037	223,162	(22.0)%	595,255	570,069	4.4%

Interest and other income	11,232	3,134	258.4%	20,342	17,397	16.9%
Interest and other expense	(96,161)	(46,356)	107.4%	(220,858)	(139,681)	58.1%
	(84,929)	(43,222)	96.5%	(200,516)	(122,284)	64.0%

Income before income taxes	89,108	179,940	(50.5)%	394,739	447,785	(11.8)%
Income tax benefit (expense)	16,623	6,089	173.0%	(39,765)	(46,441)	(14.4)%
Net income	105,731	186,029	(43.2)%	354,974	401,344	(11.6)%
Net income attributable to noncontrolling interests, net of income tax	(10,687)	(9,659)	10.6%	(27,132)	(24,506)	10.7%
Net income attributable to Global Payments	$95,044	$176,370	(46.1)%	$327,842	$376,838	(13.0)%

Earnings per share attributable to Global Payments:
Basic	$0.54	$1.12	(51.8)%	$2.00	$2.37	(15.6)%
Diluted	$0.54	$1.11	(51.4)%	$2.00	$2.36	(15.3)%

Weighted-average number of shares outstanding:
Basic	177,039	158,168		163,846	158,827
Diluted	177,543	158,706		164,331	159,459

SCHEDULE 2
UNAUDITED NON-GAAP FINANCIAL MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change

Adjusted net revenue plus network fees	$1,305,786	$1,024,979	27.4%	$3,463,343	$2,931,759	18.1%

Adjusted operating income	$441,753	$338,703	30.4%	$1,131,079	$928,190	21.9%

Adjusted net income attributable to Global Payments	$301,106	$227,961	32.1%	$750,033	$614,785	22.0%

Adjusted diluted earnings per share attributable to Global Payments	$1.70	$1.44	18.1%	$4.56	$3.86	18.1%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
UNAUDITED SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2019			September 30, 2018			% Change
	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$734,841	$706,905	$877,118	$643,715	$580,268	$755,816	14.2%	21.8%	16.0%
Europe	164,950	164,950	204,661	157,584	157,584	193,753	4.7%	4.7%	5.6%
Asia-Pacific	58,680	59,126	79,142	56,371	56,371	75,410	4.1%	4.9%	4.9%
TSYS	147,470	131,236	144,865	n/a	n/a	n/a	n/a	n/a	n/a
	$1,105,941	$1,062,217	$1,305,786	$857,670	$794,223	$1,024,979	28.9%	33.7%	27.4%

Operating income:
North America	$205,728	$312,531		$174,012	$259,075		18.2%	20.6%
Europe	91,332	99,441		85,781	92,184		6.5%	7.9%
Asia-Pacific	24,187	26,797		23,692	25,438		2.1%	5.3%
Corporate	(136,086)	(42,136)		(60,323)	(37,994)		125.6%	10.9%
TSYS	(11,124)	45,120		n/a	n/a		n/a	n/a
	$174,037	$441,753		$223,162	$338,703		(22.0)%	30.4%

	Nine Months Ended
	September 30, 2019			September 30, 2018			% Change
	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$2,129,182	$2,003,290	$2,503,989	$1,859,545	$1,652,014	$2,150,895	14.5%	21.3%	16.4%
Europe	468,168	468,168	573,551	456,492	456,492	554,798	2.6%	2.6%	3.4%
Asia-Pacific	179,311	181,003	240,938	169,774	169,774	226,066	5.6%	6.6%	6.6%
TSYS	147,470	131,236	144,865	n/a	n/a	n/a	n/a	n/a	n/a
	$2,924,131	$2,783,697	$3,463,343	$2,485,811	$2,278,280	$2,931,759	17.6%	22.2%	18.1%

Operating income:
North America	$547,160	$860,918		$446,600	$705,811		22.5%	22.0%
Europe	249,638	274,137		239,011	260,015		4.4%	5.4%
Asia-Pacific	74,718	83,108		67,043	74,556		11.4%	11.5%
Corporate	(265,137)	(132,204)		(182,585)	(112,192)		45.2%	17.8%
TSYS	(11,124)	45,120		n/a	n/a		n/a	n/a
	$595,255	$1,131,079		$570,069	$928,190		4.4%	21.9%

See Schedules 8 and 9 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$2,127,616	$1,210,878
Accounts receivable, net	868,133	348,400
Settlement processing assets	1,556,307	1,600,222
Prepaid expenses and other current assets	440,512	216,708
Total current assets	4,992,568	3,376,208
Goodwill	23,754,450	6,341,355
Other intangible assets, net	13,184,391	2,488,618
Property and equipment, net	1,423,271	653,542
Deferred income taxes	12,477	8,128
Other noncurrent assets	1,844,890	362,923
Total assets	$45,212,047	$13,230,774

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$547,624	$700,486
Current portion of long-term debt	33,373	115,075
Accounts payable and accrued liabilities	1,849,424	1,176,703
Settlement processing obligations	1,852,731	1,276,356
Total current liabilities	4,283,152	3,268,620
Long-term debt	8,987,704	5,015,168
Deferred income taxes	3,352,727	585,025
Other noncurrent liabilities	632,746	175,618
Total liabilities	17,256,329	9,044,431
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2019 and 200,000,000 shares authorized at December 31, 2018; 300,544,949 issued and outstanding at September 30, 2019 and 157,961,982 issued and outstanding at December 31, 2018	—	—
Paid-in capital	25,904,804	2,235,167
Retained earnings	2,297,897	2,066,415
Accumulated other comprehensive loss	(428,067)	(310,175)
Total Global Payments shareholders’ equity	27,774,634	3,991,407
Noncontrolling interests	181,084	194,936
Total equity	27,955,718	4,186,343
Total liabilities and equity	$45,212,047	$13,230,774

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2019	September 30, 2018

Cash flows from operating activities:
Net income	$354,974	$401,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	132,043	105,734
Amortization of acquired intangibles	345,455	263,714
Amortization of capitalized contract costs	47,778	37,281
Share-based compensation expense	55,791	44,937
Provision for operating losses and bad debts	34,877	32,309
Deferred income taxes	(42,990)	(4,973)
Other, net	6,666	(17,185)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(80,709)	(27,696)
Settlement processing assets and obligations, net	623,985	(58,693)
Prepaid expenses and other assets	(148,421)	(117,824)
Accounts payable and other liabilities	19,940	2,058
Net cash provided by operating activities	1,349,389	661,006
Cash flows from investing activities:
Acquisitions, net of cash acquired	(334,383)	(769,082)
Capital expenditures	(201,017)	(156,060)
Other, net	29,112	(2,383)
Net cash used in investing activities	(506,288)	(927,525)
Cash flows from financing activities:
Net (repayments of) borrowings from settlement lines of credit	(144,473)	49,381
Proceeds from long-term debt	6,704,838	1,606,214
Repayments of long-term debt	(6,097,229)	(1,468,505)
Payments of debt issuance costs	(32,637)	(12,544)
Repurchases of common stock	(233,995)	(180,897)
Proceeds from stock issued under share-based compensation plans	22,008	12,571
Common stock repurchased - share-based compensation plans	(49,037)	(44,824)
Preacquisition dividends paid to former TSYS shareholders	(23,240)	—
Distributions to noncontrolling interests	(31,632)	(5,686)
Dividends paid	(4,727)	(4,750)
Net cash provided by (used in) financing activities	109,876	(49,040)
Effect of exchange rate changes on cash	(36,239)	(29,692)
Increase (decrease) in cash and cash equivalents	916,738	(345,251)
Cash and cash equivalents, beginning of the period	1,210,878	1,335,855
Cash and cash equivalents, end of the period	$2,127,616	$990,604

SCHEDULE 6
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$1,105,941	$(43,724)	$—	$—	$1,062,217	$243,569	$1,305,786

Operating income	$174,037	$4,002	$263,714	$—	$441,753

Net income attributable to Global Payments	$95,044	$4,002	$293,132	$(91,072)	$301,106

Diluted earnings per share attributable to Global Payments	$0.54				$1.70

Diluted weighted average shares outstanding	177,543				177,543

	Three Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$857,670	$(63,447)	$—	$—	$794,223	$230,756	$1,024,979

Operating income	$223,162	$1,196	$114,345	$—	$338,703

Net income attributable to Global Payments	$176,370	$1,196	$112,896	$(62,501)	$227,961

Diluted earnings per share attributable to Global Payments	$1.11				$1.44

Diluted weighted average shares outstanding	158,706				158,706

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2019 and September 30, 2018, includes $4.0 million and $1.2 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended September 30, 2019, earnings adjustments to operating income included $145.5 million in cost of service (COS) and $118.2 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $135.0 million and acquisition and integration expenses of $10.5 million. Adjustments to SG&A include share-based compensation expense of $27.9 million and acquisition and integration expenses of $90.4 million.

Net income attributable to Global Payments also reflects the removal of $31.4 million in charges from interest expense associated with the financing of the merger with TSYS. These include fees related to the bridge facility the company entered into to support the merger financing, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense on new secured senior notes attributable to the period between issuance and merger close, net of interest income earned from these funds while in escrow.

For the three months ended September 30, 2018, earnings adjustments to operating income included $88.6 million in COS and $25.8 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $88.0 million and other adjustments of $0.6 million. Adjustments to SG&A include share-based compensation expense of $14.9 million, acquisition and integration expenses of $7.8 million and other adjustments of $3.1 million.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. Adjustments also include the removal of a $17.0 million benefit related to remeasuring net deferred liabilities at our new blended state rate as a result of the merger with TSYS.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$2,924,131	$(140,434)	$—	$—	$2,783,697	$679,646	$3,463,343

Operating income	$595,255	$12,643	$523,181	$—	$1,131,079

Net income attributable to Global Payments	$327,842	$12,643	$551,508	$(141,960)	$750,033

Diluted earnings per share attributable to Global Payments	$2.00				$4.56

Diluted weighted average shares outstanding	164,331				164,331

	Nine Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$2,485,811	$(207,531)	$—	$—	$2,278,280	$653,479	$2,931,759

Operating income	$570,069	$7,065	$351,056	$—	$928,190

Net income attributable to Global Payments	$376,838	$7,065	$341,921	$(111,039)	$614,785

Diluted earnings per share attributable to Global Payments	$2.36				$3.86

Diluted weighted average shares outstanding	159,459				159,459

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2019 and September 30, 2018, includes $12.6 million and $7.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the nine months ended September 30, 2019, earnings adjustments to operating income included $359.4 million in cost of service (COS) and $163.7 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $347.1 million and acquisition and integration expenses of $12.4 million. Adjustments to SG&A include share-based compensation expense of $55.8 million and acquisition and integration expenses of $107.9 million.

Net income attributable to Global Payments also reflects the removal of $34.3 million in charges from interest expense associated with the financing of the merger with TSYS. These include fees related to the bridge facility the company entered into to support the merger financing, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense on new secured senior notes attributable to the period between issuance and merger close, net of interest income earned from these funds in escrow.

For the nine months ended September 30, 2018, earnings adjustments to operating income include $269.6 million in COS and $81.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $265.4 million and other adjustments of $4.2 million. Adjustments to SG&A include share-based compensation expense of $44.9 million, acquisition and integration expenses of $33.2 million and other adjustments of $3.3 million. Also, earnings adjustments to net income attributable to Global Payments include the removal of a $9.6 million gain recognized on the reorganization of Interac Association of which we were a member through one of our Canadian subsidiaries, and a charge of $5.2 million associated with the refinancing of our corporate credit facility.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. Adjustments also include the removal of a $17.0 million benefit related to remeasuring the net deferred liabilities at our new blended state rate as a result of the merger with TSYS.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2019
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$734,841	$(27,936)	$—	$706,905	$170,213	$877,118
Europe	164,950	—	—	164,950	39,711	204,661
Asia-Pacific	58,680	446	—	59,126	20,016	79,142
TSYS	147,470	(16,234)	—	131,236	13,629	144,865
	$1,105,941	$(43,724)	$—	$1,062,217	$243,569	$1,305,786

Operating income:
North America	$205,728	$3,556	$103,247	$312,531
Europe	91,332	—	8,109	99,441
Asia-Pacific	24,187	446	2,164	26,797
Corporate	(136,086)	—	93,950	(42,136)
TSYS	(11,124)	—	56,244	45,120
	$174,037	$4,002	$263,714	$441,753

	Three Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$643,715	$(63,447)	$—	$580,268	$175,548	$755,816
Europe	157,584	—	—	157,584	36,169	193,753
Asia-Pacific	56,371	—	—	56,371	19,039	75,410
	$857,670	$(63,447)	$—	$794,223	$230,756	$1,024,979

Operating income:
North America	$174,012	$1,196	$83,867	$259,075
Europe	85,781	—	6,403	92,184
Asia-Pacific	23,692	—	1,746	25,438
Corporate	(60,323)	—	22,329	(37,994)
	$223,162	$1,196	$114,345	$338,703

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2019 and September 30, 2018, includes $4.0 million and $1.2 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended September 30, 2019, earnings adjustments to operating income included $145.5 million in cost of service (COS) and $118.2 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $135.0 million and acquisition and integration expenses of $10.5 million. Adjustments to SG&A include share-based compensation expense of $27.9 million and acquisition and integration expenses of $90.4 million.

For the three months ended September 30, 2018, earnings adjustments to operating income include $88.6 million in COS and $25.8 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $88.0 million and other adjustments of $0.6 million. Adjustments to SG&A include share-based compensation expense of $14.9 million, acquisition and integration expenses of $7.8 million and other adjustments of $3.1 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2019
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$2,129,182	$(125,892)	$—	$2,003,290	$500,699	$2,503,989
Europe	468,168	—	—	468,168	105,383	573,551
Asia-Pacific	179,311	1,692	—	181,003	59,935	240,938
TSYS	147,470	(16,234)	—	131,236	13,629	144,865
	$2,924,131	$(140,434)	$—	$2,783,697	$679,646	$3,463,343

Operating income:
North America	$547,160	$10,951	$302,807	$860,918
Europe	249,638	—	24,499	274,137
Asia-Pacific	74,718	1,692	6,698	83,108
Corporate	(265,137)	—	132,933	(132,204)
TSYS	(11,124)	—	56,244	45,120
	$595,255	$12,643	$523,181	$1,131,079

	Nine Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,859,545	$(207,531)	$—	$1,652,014	$498,881	$2,150,895
Europe	456,492	—	—	456,492	98,306	554,798
Asia-Pacific	169,774	—	—	169,774	56,292	226,066
	$2,485,811	$(207,531)	$—	$2,278,280	$653,479	$2,931,759

Operating income:
North America	$446,600	$7,065	$252,146	$705,811
Europe	239,011	—	21,004	260,015
Asia-Pacific	67,043	—	7,513	74,556
Corporate	(182,585)	—	70,393	(112,192)
	$570,069	$7,065	$351,056	$928,190

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2019 and September 30, 2018, includes $12.6 million and $7.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the nine months ended September 30, 2019, earnings adjustments to operating income include $359.4 million in cost of service (COS) and $163.7 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $347.1 million and acquisition and integration expenses of $12.4 million. Adjustments to SG&A include share-based compensation expense of $55.8 million and acquisition and integration expenses of $107.9 million.

For the nine months ended September 30, 2018, earnings adjustments to operating income include $269.6 million in COS and $81.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $265.4 million and other adjustments of $4.2 million. Adjustments to SG&A include share-based compensation expense of $44.9 million, acquisition and integration expenses of $33.2 million and other adjustments of $3.3 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
UNAUDITED OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2018 Actual	2019 Outlook(1)	% Change

Revenues:
GAAP revenues	$3.37	$4.87 to $4.90	45% to 46%
Adjustments(2)	(0.27)	(0.27)
Adjusted net revenue	$3.10	$4.59 to $4.62	48% to 49%

Network fees	0.87	1.01
Adjusted net revenue plus network fees	$3.97	$5.60 to $5.63	41% to 42%

Earnings Per Share (EPS):
GAAP diluted EPS	$2.84	$2.59 to $2.67	(9)% to (6)%
Adjustments(3)	2.35	3.53
Adjusted diluted EPS	$5.19	$6.12 to $6.20	18% to 20%

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(1)	Outlook includes projected financial results for TSYS from the close of the merger to the fiscal year-end or December 31, 2019.

(2)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(3)
Adjustments to 2018 GAAP diluted EPS include software-related contract liability adjustments described above of $0.06, acquisition related amortization expense of $1.85, share-based compensation expense of $0.28, acquisition and integration expense of $0.28, employee termination benefits of $0.01, asset abandonment charges associated with technology integrations of $0.04 and the removal of an income tax benefit of $0.17 associated with tax reform. Also, adjustments to 2018 GAAP diluted EPS include the effect of these adjustments on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.